UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
April 18, 2008
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2008, Callon Petroleum Company entered into severance compensation agreements with Fred L. Callon, Chairman and Chief Executive Officer, B.F. Weatherly, Executive Vice President and Chief Financial Officer, Stephen F. Woodcock, Vice President, Thomas E. Schwager, Vice President, and Rodger W. Smith, Vice President and Treasurer.  No benefits are payable under the agreements unless there shall have been a Change in Control (as defined in the agreements) of Callon Petroleum Company and the executive’s employment by Callon shall thereafter have been terminated within two (2) years after the date of such Change in Control, unless such termination is on account of executive’s death, in which case such termination must occur within six (6) months following a Change in Control.  Payment of benefits also applies if the executive’s employment is terminated as a result of his or her disability, dismissal “for cause,” or dismissal for “good reason,” as defined in the agreements.

With respect to the severance compensation agreement by and between the Company and Mr. Callon, benefits payable thereunder consist of (1) accelerated vesting of all stock option agreements, restricted stock agreements, performance stock awards, or other applicable agreements, (2) a lump sum payment equal to three (3) times the sum of (i) the executive’s annual base salary in effect immediately prior to a Change in Control or if higher, the annual base salary in effect immediately prior to the date of termination and (ii) the greater of (a) the average bonus earned with respect to the three (3) most recently completed full fiscal years or (b) the target bonus for the fiscal year in which the Change in Control occurs, and (3) continuation of benefits for a period of thirty-six (36) months after the date of termination for all life, disability, medical, dental, accident and health insurance coverage to which executive was entitled immediately prior to termination.

With respect to the severance compensation agreements by and between the Company and the other executive officers, benefits payable thereunder consist of (1) accelerated vesting of all stock option agreements, restricted stock agreements, performance stock awards, or other applicable agreements, (2) a lump sum payment equal to three (2) times the sum of (i) the executive’s annual base salary in effect immediately prior to a Change in Control or, if higher, the annual base salary in effect immediately prior to the date of termination and (ii) the greater of (a) the average bonus earned with respect to the three (3) most recently completed full fiscal years or (b) the target bonus for the fiscal year in which the Change in Control occurs, and (3) continuation of benefits for a period of twenty-four (24) months after the date of termination for all life, disability, medical, dental, accident and health insurance coverage to which executive was entitled immediately prior to termination.

The foregoing description of the severance compensation agreements is not complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

10.1	Severance Compensation Agreement executed on April 18, 2008 by and between Fred L. Callon and Callon Petroleum Company.

10.2	Form of Severance Compensation Agreement by and between Callon Petroleum Company and its executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

April 18, 2008	By:	s/s B. F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

3

Exhibit Index

Exhibit Number	Title of Document

10.1	Severance Compensation Agreement executed on April 18, 2008 by and between Fred L. Callon and Callon Petroleum Company.

10.2	Form of Severance Compensation Agreement by and between Callon Petroleum Company and its executive officers.